Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2013 Performance Update

The Frontier Fund Supplement Dated February 28, 2013 to Prospectus Dated January 31, 2013.

The Frontier Fund Class 2 Original

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	February 28, 2013	February 28, 2013	NAV / Unit
	MTD	YTD
Balanced Series-2	-0.69%	-1.37%	$147.16
Balanced Series-2a	-0.57%	-1.12%	$122.98
Tiverton/Graham/Transtrend Series-2	1.28%	2.11%	$101.65
Currency Series-2	0.41%	-2.00%	$71.49
Long/Short Commodity Series-2	-2.61%	-1.72%	$143.14
Winton/Graham Series-2	2.35%	4.94%	$126.64
Winton Series-2	-0.58%	2.25%	$161.85

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(243,229.54)
Unrealized trading gain (loss)	48,726.91
Less: Commissions	(50,100.76)
Less: Trading Fee paid to Managing Owner	(28,622.82)
Interest income	3,746.14

Total Income	(269,480.07)
EXPENSES
Broker service fees	0.00
Incentive fees	27,610.16
Management fees	40,888.85

Total Expenses	68,499.01

Net Income (Loss)	$(337,979.08)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	337,944.26806	$50,076,852.85	$148.18
Current month additions	0.00000	0.00
Current month redemptions	(4,172.84871)	(620,742.65)
Net income (loss) for current month		(337,979.08)	(1.02)

Net asset value, end of current month	333,771.42000	$49,118,131.12	$147.16

	Monthly rate of return		-0.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2

THE FRONTIER FUND BALANCED SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(4,955.55)
Unrealized trading gain (loss)	191.81
Less: Commissions	(988.62)
Less: Trading Fee paid to Managing Owner	(567.73)
Interest income	1,272.33

Total Income	(5,047.76)
EXPENSES
Trading fees	0.00
Broker service fees	0.00
Incentive fees	498.08
Management fees	810.79

Total Expenses	1,308.87

Net Income (Loss)	$(6,356.63)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,117.45076	$1,003,948.49	$123.68
Current month additions	0.00000	0.00
Current month redemptions	(631.90978)	(77,051.10)
Net income (loss) for current month		(6,356.63)	(0.70)

Net asset value, end of current month	7,485.54000	$920,540.76	$122.98

	Monthly rate of return		-0.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$24,934.84
Unrealized trading gain (loss)	19,599.79
Less: Commissions	(1,191.68)
Less: Trading Fee paid to Managing Owner	(1,674.25)
Interest income	3,443.80

Total Income	45,112.50
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	7,791.72

Total Expenses	7,791.72

Net Income (Loss)	$37,320.78

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	28,812.08354	$2,891,961.91	$100.37
Current month additions	0.00000	0.00
Current month redemptions	(459.53083)	(47,125.71)
Net income (loss) for current month		37,320.78	1.28

Net asset value, end of current month	28,352.55000	$2,882,156.98	$101.65

	Monthly rate of return		1.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES—2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$75.95
Unrealized trading gain (loss)	118.86
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(27.00)
Interest income	3.91

Total Income	171.72
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$171.72

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$52,851.92	$71.19
Current month additions	0.00000	0.00
Current month redemptions	(86.60069)	(6,143.77)
Net income (loss) for current month		171.72	0.30

Net asset value, end of current month	655.79000	$46,879.87	$71.49

	Monthly rate of return		0.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(91,395.58)
Unrealized trading gain (loss)	(35,301.34)
Less: Commissions	(5,246.53)
Less: Trading Fee paid to Managing Owner	(3,365.50)
Interest income	10,332.81

Total Income	(124,976.14)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	27,569.11

Total Expenses	27,569.11

Net Income (Loss)	$(152,545.25)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	39,930.07933	$5,868,863.68	$146.98
Current month additions	0.00000	0.00
Current month redemptions	(317.04473)	(46,232.71)
Net income (loss) for current month		(152,545.25)	(3.84)

Net asset value, end of current month	39,613.03000	$5,670,085.72	$143.14

	Monthly rate of return		-2.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2

THE FRONTIER FUND WINTON/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$46,310.07
Unrealized trading gain (loss)	54,263.23
Less: Commissions	(983.16)
Less: Trading Fee paid to Managing Owner	(2,348.42)
Interest income	2,561.25

Total Income	99,802.97
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	9,959.62

Total Expenses	9,959.62

Net Income (Loss)	$89,843.35

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	33,030.18788	$4,086,751.24	$123.73
Current month additions	0.00000	0.00
Current month redemptions	(3,165.24013)	(394,606.80)
Net income (loss) for current month		89,843.35	2.91

Net asset value, end of current month	29,864.95000	$3,781,987.79	$126.64

	Monthly rate of return		2.35%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES—2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(398.75)
Unrealized trading gain (loss)	(42,980.39)
Less: Commissions	(850.53)
Less: Trading Fee paid to Managing Owner	(6,035.70)
Interest income	9,367.22

Total Income	(40,898.15)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	20,347.17

Total Expenses	20,347.17

Net Income (Loss)	$(61,245.32)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	64,463.64864	$10,494,685.79	$162.80
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(61,245.32)	(0.95)

Net asset value, end of current month	64,463.65000	$10,433,440.47	$161.85

	Monthly rate of return		-0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(950,834.17)
Unrealized trading gain (loss)	151,645.96
Less: Commissions	(193,603.04)
Less: Trading Fee paid to Managing Owner	(110,758.48)
Interest income	20,001.55

Total Income	(1,083,548.18)
EXPENSES
Trading fees	0.00
Broker service fees	318,116.65
Incentive fees	105,602.04
Management fees	158,213.50

Total Expenses	581,932.19

Net Income (Loss)	$(1,665,480.37)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,592,719.83307	$194,968,198.40	$122.41
Current month additions	294.48281	34,080.05
Current month redemptions	(68,081.90349)	(7,927,679.27)
Net income (loss) for current month		(1,665,480.36)	(0.82)

Net asset value, end of current month	1,524,932.41000	$185,409,118.82	$121.59

	Monthly rate of return		-0.68%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$211,853.80
Unrealized trading gain (loss)	164,360.94
Less: Commissions	(10,119.36)
Less: Trading Fee paid to Managing Owner	(14,223.68)
Interest income	29,256.95

Total Income	381,128.65
EXPENSES
Trading fees	0.00
Broker service fees	50,191.40
Incentive fees	0.00
Management fees	66,194.39

Total Expenses	116,385.79

Net Income (Loss)	$264,742.86

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	303,732.91077	$24,640,760.40	$81.13
Current month additions	18.75180	1,512.36
Current month redemptions	(6,513.48090)	(531,559.21)
Net income (loss) for current month		264,742.86	0.88

Net asset value, end of current month	297,238.18000	$24,375,456.41	$82.01

	Monthly rate of return		1.08%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$4,062.70
Unrealized trading gain (loss)	5,698.73
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,460.62)
Interest income	72.81

Total Income	8,373.62
EXPENSES
Trading fees	0.00
Broker service fees	5,734.81
Incentive fees	0.00
Management fees	0.00

Total Expenses	5,734.81

Net Income (Loss)	$2,638.81

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	47,639.36684	$2,650,869.07	$55.64
Current month additions	59.36232	3,287.19
Current month redemptions	(32,423.12987)	(1,798,519.72)
Net income (loss) for current month		2,638.81	0.55

Net asset value, end of current month	15,275.60000	$858,275.35	$56.19

	Monthly rate of return		0.97%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(830,339.61)
Unrealized trading gain (loss)	(310,342.24)
Less: Commissions	(48,514.26)
Less: Trading Fee paid to Managing Owner	(68,274.39)
Interest income	95,626.66

Total Income	(1,161,843.84)
EXPENSES
Trading fees	0.00
Broker service fees	30,946.89
Incentive fees	0.00
Management fees	193,649.59

Total Expenses	224,596.48

Net Income (Loss)	$(1,386,440.32)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	440,069.67042	$55,217,637.55	$125.47
Current month additions	1,644.68047	180,900.00
Current month redemptions	(25,292.20852)	(3,221,497.51)
Net income (loss) for current month		(1,386,440.32)	(3.50)

Net asset value, end of current month	416,422.14000	$50,790,599.72	$121.97

	Monthly rate of return		-2.79%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$235,364.52
Unrealized trading gain (loss)	288,456.39
Less: Commissions	(4,951.09)
Less: Trading Fee paid to Managing Owner	(11,826.57)
Interest income	12,897.32

Total Income	519,940.57
EXPENSES
Trading fees	0.00
Broker service fees	37,908.48
Incentive fees	0.00
Management fees	50,160.31

Total Expenses	88,068.79

Net Income (Loss)	$431,871.78

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	203,645.82975	$20,585,049.38	$101.08
Current month additions	39.95969	3,923.75
Current month redemptions	(9,907.64169)	(1,053,370.47)
Net income (loss) for current month		431,871.78	1.96

Net asset value, end of current month	193,778.15000	$19,967,474.44	$103.04

	Monthly rate of return		1.94%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(419.83)
Unrealized trading gain (loss)	(164,344.81)
Less: Commissions	(3,342.09)
Less: Trading Fee paid to Managing Owner	(23,763.70)
Interest income	36,875.65

Total Income	(154,994.78)
EXPENSES
Trading fees	0.00
Broker service fees	70,906.88
Incentive fees	0.00
Management fees	80,105.99

Total Expenses	151,012.87

Net Income (Loss)	$(306,007.65)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	296,896.43111	$41,666,028.82	$140.34
Current month additions	113.22540	15,175.63
Current month redemptions	(5,741.57508)	(772,257.18)
Net income (loss) for current month		(306,007.65)	(0.94)

Net asset value, end of current month	291,268.08000	$40,602,939.62	$139.40

	Monthly rate of return		-0.67%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES